UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 5, 2011

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (IRS Employer Identification No.)

3 Manhattanville Road, Purchase, NY (Address of principal executive offices)	10577 (Zip Code)

(914) 272-8080
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 10, 2011, Retail Opportunity Investments Corp. (the "Company") filed a Current Report on Form 8-K (the "Original Form 8-K") related to the Company's 2011 Annual Meeting of Stockholders (the "Annual Meeting") held on May 5, 2011. This Form 8-K/A is being filed solely to update the disclosures made under Item 5.07 of the Original Form 8-K to disclose the Company's decision regarding the frequency of future stockholder advisory votes on the compensation of the Company's named executive officers.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, the fifth proposal on which the Company's stockholders voted at the Annual Meeting was whether a stockholder advisory vote on the compensation of the Company's named executive officers should be held every one, two or three years. The results of the voting are as shown below:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
20,826,195	298,372	11,489,223	13,618	6,089,354

In light of the voting results related to the fifth proposal and other factors, the Company has decided to hold an advisory stockholder vote on the compensation of the Company's named executive officers annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL OPPORTUNITY INVESTMENTS CORP.

Dated: September 21, 2011	By:	/s/ John B. Roche
John B. Roche Chief Financial Officer